SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 5, 2023

GPO Plus, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56286	37-1817132
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3571 E. Sunset Road, Suite 300 Las Vegas, NV	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  855-935-4769

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Brand Ambassador Agreement

On March 5, 2023, GPO Plus, Inc. (the “Company”) entered in a Scan Based Trading Agreement  (the “Agreement”) with BW Gas & Convenience Retail, LLC, d/b/a Yesway and Allsup’s (“Yesway”). Under the Agreement, the Company will supply designated CBD beverages, snacks, vape products, and other consumer items to Allsup and Yesway convenience stores. The products will be supplied to these convenience stores on a consignment basis, with all products remaining the property of the Company until purchased by a retail customer. Yesway will collect and forward all product sales data based on scanned retail sales of the products in its stores. Upon receipt of the the scan-based sales data from Yesway, the Company will invoice Yesway for payment based on the product pricing as set forth in the Agreement.  Payment from Yesway for the products sold will be due within 30 days of invoicing.

Under the Agreement, the Company will be responsible for delivering, stocking, merchandising, rotating, and marketing the products, which will be placed within a designated fixture or floor space within each store.  to be place in Yesway and Allsup stores. Although the product prices to be paid to the Company upon sale of each product are fixed as set forth in the Agreement, Yesway retains discretion to set the retail prices for each product at each of its locations.  In addition, Yesway retains discretion to approve the addition of new products to the Company’s in-store product line. The term of the Agreement is one (1) year, with automatic annual renewals unless cancelled upon notice delivered at least 60 days prior to the end of a term. As part of the Agreement, the Company will launch the Feel Good Shop Plus (Feel Good Shop+) in Yesway and ALLSUP’S locations. The Feel Good Shop+ is an innovative “store within a store” retail concept offering consumers an extensive range of hemp-derived cannabinoid products. The Feel Good Shop+ is managed and serviced by DISTRO+, the Company’s distribution division, and GPO for specialty retailers and wholesalers.

The foregoing is a description of the material terms of the Agreement, which should be reviewed in its entirety for additional information.

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 ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description of Exhibit

10.1*	Scan Based Trading Agreement

* Portions of this Exhibit that contain certain non-material information that is of the type that the Company treats as confidential have been omitted.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GPO Plus, Inc.

/s/ Brett H. Pojunis
Brett H. Pojunis
Chief Executive Officer

Date: March 8, 2023

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